Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of financial condition as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are based on the historical financial information of PJT Partners Inc. and its consolidated subsidiaries and CamberView Partners, LLC and its consolidated subsidiaries (“CamberView”) and give effect to the business combination as described in Note 1. “Description of Acquisition and Basis of Presentation” (referred to as the “Acquisition”). The Acquisition has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the acquired assets and assumed liabilities of CamberView have been combined with the recorded values of the assets and liabilities of PJT Partners Inc. in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statement of financial condition as of September 30, 2018 gives effect to the Acquisition as if it had occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 give effect to the Acquisition as if it had occurred on January 1, 2017. The pro forma adjustments presented give effect to pro forma events that are (a) directly attributable to the Acquisition, (b) factually supportable, and (c) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the Acquisition.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with (a) the audited consolidated financial statements and the related notes of PJT Partners Inc. included in its Annual Report on Form 10-K as of and for the year ended December 31, 2017, (b) the unaudited condensed consolidated financial statements and the related notes of PJT Partners Inc. included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018, (c) the audited consolidated financial statements and the related notes thereto of CamberView as of and for the year ended December 31, 2017 and 2016, included in Exhibit 99.2 to this Current Report on Form 8-K/A, and (d) the unaudited consolidated financial statements and the related notes of CamberView as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and in accordance with the requirements of Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is not intended to represent or necessarily be indicative of the operating results or financial position that would have occurred if the Acquisition had been completed during the period or as of the dates for which the pro forma condensed combined financial information is presented, and the impact of possible revenue enhancements and expense efficiencies, among other factors, have not been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment.

PJT Partners Inc.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

As of September 30, 2018

(Dollars in Thousands)

	Historical
		CamberView
		Partners,	Pro Forma
	PJT Partners	LLC and	Adjustments		Pro Forma
	Inc.	Subsidiaries	(Note 3)		Combined
Assets
Cash and Cash Equivalents	$166,374	$6,799	$(30,717)	(a)	$142,456
Investments	25,837	—	—		25,837
Accounts Receivable, Net	191,820	2,602	—		194,422
Furniture, Equipment and Leasehold Improvements, Net	35,498	283	—		35,781
Intangible Assets, Net	10,544	—	39,900	(b)	50,444
Goodwill	72,286	—	100,113	(c)	172,399
Deferred Tax Asset, Net	54,899	—	788	(c)	55,687
Taxes Receivable	8,655	—	—		8,655
Other Assets	15,769	2,899	—		18,668
Total Assets	$581,682	$12,583	$110,084		$704,349
Liabilities and Equity (Deficit)
Accrued Compensation and Benefits	$101,428	$786	$—		$102,214
Accounts Payable, Accrued Expenses and Other Liabilities	19,522	8,593	—		28,115
Loan Payable, Net	—	27,738	2,262	(a)	30,000
Deferred Rent Liability	16,613	230	—		16,843
Amount Due Pursuant to Tax Receivable Agreement	6,102	—	—		6,102
Taxes Payable	2,938	22	—		2,960
Deferred Revenue	5,696	6,560	—		12,256
Total Liabilities	152,299	43,929	2,262		198,490
Commitments and Contingencies
Equity (Deficit)
Members’ Equity	—	(31,734)	31,734	(d)	—
Class A Common Stock	220	—	14	(d)	234
Class B Common Stock	—	—	—		—
Additional Paid-In Capital	60,107	—	73,061	(d)	133,168
Accumulated Deficit	(176,110)	—	(887)	(e)	(176,997)
Accumulated Other Comprehensive Loss	(150)	—	—		(150)
Treasury Stock, at Cost	(38,099)	—	—		(38,099)
Total PJT Partners Inc. Equity (Deficit)	(154,032)	(31,734)	103,922		(81,844)
Non-Controlling Interests	583,415	388	3,900	(d)	587,703
Total Equity	429,383	(31,346)	107,822		505,859
Total Liabilities and Equity	$581,682	$12,583	$110,084		$704,349

See notes to unaudited pro forma condensed combined financial information.

PJT Partners Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2018

(Dollars in Thousands, Except Share and Per Share Data)

	Historical
		CamberView
		Partners,	Pro Forma
	PJT Partners	LLC and	Adjustments		Pro Forma
	Inc.	Subsidiaries	(Note 3)		Combined
Revenues
Advisory Fees	$318,918	$35,093	$—		$354,011
Placement Fees	72,481	—	—		72,481
Interest Income and Other	13,456	302	—		13,758
Total Revenues	404,855	35,395	—		440,250
Expenses
Compensation and Benefits	297,780	19,549	6,705	(f)	324,034
Occupancy and Related	20,017	1,253	—		21,270
Travel and Related	16,906	1,212	—		18,118
Professional Fees	15,290	4,215	(2,737)	(g)	16,768
Communications and Information Services	9,521	802	—		10,323
Depreciation and Amortization	6,362	178	4,125	(b)	10,665
Other Expenses	14,140	3,107	(893)	(h)	16,354
Total Expenses	380,016	30,316	7,200		417,532
Income Before Provision (Benefit) for Taxes	24,839	5,079	(7,200)		22,718
Provision (Benefit) for Taxes	(5,189)	70	(76)	(i)	(5,195)
Net Income	30,028	5,009	(7,124)		27,913
Net Income Attributable to Non-Controlling Interests	10,297	338	(1,511)	(j)	9,124
Net Income Attributable to PJT Partners Inc.	$19,731	$4,671	$(5,613)		$18,789
Net Income Per Share of Class A Common Stock
Basic	$0.91				$0.81
Diluted	$0.85				$0.80
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	21,425,766		1,416,649	(k)	22,842,415
Diluted	24,047,660		1,571,187	(k)	25,618,847

See notes to unaudited pro forma condensed combined financial information.

PJT Partners Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017

(Dollars in Thousands, Except Share and Per Share Data)

	Historical
		CamberView
		Partners,	Pro Forma
	PJT Partners	LLC and	Adjustments		Pro Forma
	Inc.	Subsidiaries	(Note 3)		Combined
Revenues
Advisory Fees	$386,263	$32,708	$—		$418,971
Placement Fees	102,785	—	—		102,785
Interest Income and Other	10,234	—	—		10,234
Total Revenues	499,282	32,708	—		531,990
Expenses
Compensation and Benefits	391,514	18,439	10,939	(f)	420,892
Occupancy and Related	26,889	1,512	—		28,401
Travel and Related	13,617	1,014	—		14,631
Professional Fees	19,276	2,044	—		21,320
Communications and Information Services	10,770	984	—		11,754
Depreciation and Amortization	8,143	243	5,500	(b)	13,886
Other Expenses	19,019	3,613	(631)	(h)	22,001
Total Expenses	489,228	27,849	15,808		532,885
Income (Loss) Before Provision for Taxes	10,054	4,859	(15,808)		(895)
Provision for Taxes	38,380	202	(1,966)	(i)	36,616
Net Income (Loss)	(28,326)	4,657	(13,842)		(37,511)
Net Income (Loss) Attributable to Non-Controlling Interests	4,228	94	(5,043)	(j)	(721)
Net Income (Loss) Attributable to PJT Partners Inc.	$(32,554)	$4,563	$(8,799)		$(36,790)
Net Loss Per Share of Class A Common Stock – Basic and Diluted	$(1.73)				$(1.81)
Weighted-Average Shares of Class A Common Stock Outstanding – Basic and Diluted	18,858,010		1,416,649	(k)	20,274,659

See notes to unaudited pro forma condensed combined financial information.

PJT Partners Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(Dollars in Thousands, Except Share and Per Share Data, Except Where Noted)

1.	DESCRIPTION OF ACQUISITION AND BASIS OF PRESENTATION

The Acquisition

On October 1, 2018, PJT Partners Inc. (the “Company”) completed its previously-announced acquisition of CamberView Partners Holdings, LLC (“CamberView Parent”). CamberView Partners Holdings, LLC is the sole member of CamberView Partners, LLC, a leading advisory firm providing independent advice to assist public company boards of directors and management teams in building strong and successful relationships with investors.

Pursuant to the Agreement and Plan of Merger, by and among the Company, PJT Partners Holdings LP (“Purchaser”), Blue Merger Sub LLC, a wholly owned subsidiary of Purchaser, CamberView Parent and CC CVP Partners Holdings, L.L.C., solely in its capacity as securityholder representative, dated as of August 27, 2018 (the “Agreement”), the Company acquired 100% ownership of CamberView Parent in exchange for a combination of (a) $59.8 million in cash, which includes the payoff of an existing loan facility held by CamberView Parent; (b) 0.1 million Class A partnership units in PJT Partners Holdings LP (“Partnership Units”); and (c) 1.4 million shares of the Company’s Class A common stock issued at closing. A portion of the closing consideration was placed into escrow to cover potential post-closing obligations of the selling unitholders.

PJT Partners Holdings LP, as borrower (the “Borrower”), entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) and related documents with First Republic Bank, as lender (the “Lender”), which provides for a term loan with an aggregate commitment of $30 million (the “Term Loan”) as well as a revolving credit facility.

The Term Loan matures on January 2, 2021. Outstanding borrowings under the Term Loan bear interest equal to the greater of a per annum rate of (a) 3.25%, or (b) the prime rate minus 0.75%. Borrower shall also pay to the Lender installment payments of principal in the amount of (a) $4.25 million commencing on July 1, 2019 and quarterly thereafter to January 2, 2021, and (b) $4.5 million on January 2, 2021.

During an event of default, overdue principal under the Term Loan facility will bear interest at a rate 2.0% in excess of the otherwise applicable rate of interest.

The Company has also granted restricted stock and/or units and other deferred compensation, subject to service or service and market conditions, to a broad-based group of CamberView employees, which will vest over time. These awards will be expensed over the service period during which they are earned and have not been recorded as a component of the purchase price.

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared based on the Company’s historical financial information and the historical financial information of CamberView Partners, LLC and its consolidated subsidiaries (“CamberView”).

The pro forma condensed combined financial information reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and the liabilities assumed at the acquisition date based upon a preliminary valuation analysis. The pro forma adjustments included herein may be revised as additional information becomes available and as the analysis is finalized. Accordingly, the final purchase price adjustments may be materially different from the pro forma adjustments presented herein.

Additionally, certain revenue, expense and balance sheet amounts in the historical financial statements of CamberView have been reclassified to conform to the Company’s historical financial statement presentation.

The pro forma condensed combined financial information assumes that CamberView adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, as of the date the Company adopted the new revenue guidance on January 1, 2018. No pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information as such adoption was not material to the historical financial statements of CamberView.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of the future financial condition or operating results of the combined company.

PJT Partners Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information – continued

(Dollars in Thousands, Except Share and Per Share Data, Except Where Noted)

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary purchase price as of September 30, 2018 is comprised of the following:

Cash (i)	$59,830
Common Stock (ii)	73,075
Partnership Units (iii)	4,288
Total Purchase Price	$137,193

(i)	Reflects cash paid to selling unitholders and employees at closing and payoff of an existing term loan facility held by CamberView at closing, less unamortized debt issuance costs.
(ii)

Reflects the value of 1.4 million shares of PJT Partners Inc. Class A common stock issued to the selling unitholders of CamberView at closing based on the Company’s closing stock price of $51.55 on October 1, 2018.

(iii)

Reflects the value of 0.1 million Partnership Units issued to certain CamberView employees at closing using a fair value of $47.53, which represents the closing stock price of $51.55 on October 1, 2018 discounted for holding period risk. Partnership Units shall be eligible for exchange in accordance with the Exchange Agreement starting on the first exchange date when the Partnership Units have been both outstanding and fully vested for at least six months as of the applicable exchange date.

The total purchase price includes an escrow amount of $9.0 million as well as Securityholder Representative Funds, as defined in the Agreement, of $1.0 million, which may be used to cover post-closing obligations of the selling unitholders made within 90 days after the closing. Any escrow proceeds released to PJT Partners Inc. will adjust the components of the allocation of the purchase price.

The following represents a preliminary allocation of the total purchase price as reflected in the unaudited pro forma statement of financial condition:

Assets Acquired
Cash	$6,799
Accounts Receivable	2,602
Furniture, Equipment and Leasehold Improvements, Net	283
Other Assets	2,899
Identifiable Intangible Assets	39,900
Goodwill	100,113
Deferred Tax Asset	788
Total Assets	153,384
Liabilities Assumed
Accrued Compensation and Benefits	786
Accounts Payable, Accrued Expenses and Other Liabilities	8,593
Deferred Rent Liability	230
Taxes Payable	22
Deferred Revenue	6,560
Total Liabilities	16,191
Net Assets	$137,193

PJT Partners Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information – continued

(Dollars in Thousands, Except Share and Per Share Data, Except Where Noted)

The preliminary estimate of the fair value of the intangible assets acquired, which consist of CamberView’s customer relationships and trade name, is based, in part, on a valuation using an income approach. The Company considered, among other factors, the analyses of historical financial performance and an estimate of the future performance of the CamberView business. The risk adjusted discount rates used to compute the present value of individual intangible assets expected net cash flows were based upon PJT Partners Inc.’s estimated weighted average cost of capital. The estimated fair value ascribed to the identifiable intangible assets will be amortized on a straight-line basis over the estimated remaining useful life of each of the intangible assets over periods ranging between four to eight years. The carrying value of all other assets and liabilities was deemed to approximate their estimated fair value. Goodwill represents the excess of the purchase price over the fair value of net assets acquired.

The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes to the allocations to identifiable intangible assets, goodwill, deferred tax balances or other assets and liabilities.

In addition to the equity consideration provided to the selling unitholders of CamberView, under the terms of the Agreement, the selling unitholders are entitled to receive a post closing distribution for the amount of net working capital as of September 30, 2018, in excess of thresholds defined in the Agreement. Amounts distributed will be accounted for as measurement period adjustments.

3.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information for PJT Partners Inc. and CamberView for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018:

(a)

Reflects cash consideration paid to selling unitholders and employees at closing ($31.7 million); payoff of an existing term loan facility held by CamberView at closing, less unamortized debt issuance costs ($29.0 million in aggregate); and receipt of loan proceeds from the Term Loan ($30.0 million).

(b)

Reflects the pro forma impact of the recognition and amortization of identifiable intangible assets of CamberView that have been allocated to CamberView’s customer relationships and trade name and assumed remaining useful lives of four to eight years. The fair value adjustment and related annual amortization for the first year are as follows:

			Estimated
		Estimated	Year One
	Estimated	Remaining	Amortization
	Fair Value	Useful Life	Expense
Customer Relationships	$35,800	8 years	$4,475
Trade Name	4,100	4 years	1,025
Total Intangible Assets	$39,900		$5,500

(c)	Reflects the adjustment to record goodwill associated with the Acquisition. An estimated deferred tax asset has been recognized with respect to the excess of tax goodwill over book goodwill.

(d)

Reflects the elimination of CamberView’s historical equity structure and the issuance of 1.4 million shares of the Company’s Class A common stock at $51.55 per share and 0.1 million Partnership Units using a fair value of $47.53 per unit in connection with the Acquisition.

(e)	Reflects the write-off of unamortized debt issuance costs associated with CamberView’s previous term loan.

PJT Partners Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information – continued

(Dollars in Thousands, Except Share and Per Share Data, Except Where Noted)

(f)

Reflects the removal of share-based compensation expense from the historical CamberView results and inclusion of compensation expense related to share-based and cash awards granted in connection with the Acquisition.

(g)

Reflects the removal of transaction costs from the historical results of the Company and CamberView that were recognized in non-compensation expense items (primarily legal fees) and were non-recurring charges directly attributable to the Acquisition.

(h)

Reflects the removal of interest expense from the historical CamberView results and inclusion of estimated interest expense related to the term loan borrowings used to fund a portion of the Acquisition. Interest expense was estimated using the applicable current interest rate of 4.5% and assuming scheduled payments were made during the respective periods according to the terms in the Loan Agreement. Additionally, reflects the removal of other transaction costs from the historical results of the Company and CamberView that were recognized in non-compensation expense items and were non-recurring charges directly attributable to the Acquisition.

(i)

Reflects the estimated income tax expense related to the historical earnings of CamberView, which will be subject to corporate taxes as a result of the acquisition by PJT Partners Inc., net of the tax benefit resulting from the pro forma adjustments, applying PJT Partners Inc.’s statutory tax rate for the year ended December 31, 2017 (37.5%) and the nine months ended September 30, 2018 (23.8%), respectively.

The Acquisition is treated as an asset purchase for tax purposes. Similar to the purchase accounting method used for book purposes, the excess of the purchase price paid over the fair value of the net assets acquired will be recorded as goodwill for tax purposes. The amount of goodwill recorded for tax purposes will be determined based on the consideration paid at closing and will be amortized for tax purposes ratably over a fifteen year period. An estimated deferred tax asset has been recognized with respect to the excess of tax goodwill over book goodwill.

(j)	Reflects the allocation of net income of historical CamberView results and pro forma adjustments after giving effect to the Acquisition.

(k)

Reflects the addition of 1.4 million shares of PJT Partners Inc. Class A common stock issued to the selling unitholders at closing as well as the estimated dilutive effect of Partnership Units and restricted stock unit awards, assuming the escrow amounts are settled as expected. Such dilutive effect was estimated assuming all Partnership Units and restricted stock unit awards were issued on January 1, 2017.